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Exhibit 1.1

VALENTIS, INC.
(a Delaware corporation)

6,130,007 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: December 21, 2001

TABLE OF CONTENTS

SECTION 1. REPRESENTATIONS AND WARRANTIES.			2
(a)	Representations and Warranties by the Company		2
	(i)	Compliance with Registration Requirements	2
	(ii)	Incorporated Documents	2
	(iii)	Independent Accountants	3
	(iv)	Financial Statements	3
	(v)	No Material Adverse Change in Business	3
	(vi)	Good Standing of the Company	3
	(vii)	Good Standing of Subsidiary	3
	(viii)	Capitalization	4
	(ix)	Authorization of Agreement	4
	(x)	Authorization and Description of Securities	4
	(xi)	Absence of Defaults and Conflicts	4
	(xii)	Absence of Labor Dispute	4
	(xiii)	Absence of Proceedings	5
	(xiv)	Accuracy of Exhibits	5
	(xv)	Possession of Intellectual Property	5
	(xvi)	Absence of Further Requirements	5
	(xvii)	Possession of Licenses and Permits	5
	(xviii)	Title to Property	6
	(xix)	Investment Company Act	6
	(xx)	Environmental Laws	6
(b)	Officer's Certificates		6
SECTION 2. SALE AND DELIVERY TO UNDERWRITER; CLOSING.			7
(a)	Initial Securities		7
(b)	Option Securities		7
(c)	Payment		7
(d)	Denominations; Registration		7
SECTION 3. COVENANTS OF THE COMPANY			7
(a)	Compliance with Securities Regulations and Commission Requests		7
(b)	Filing of Amendments		8
(c)	Delivery of Registration Statements		8
(d)	Delivery of Prospectuses		8
(e)	Continued Compliance with Securities Laws		8
(f)	Blue Sky Qualifications		8
(g)	Rule 158		9
(h)	Use of Proceeds		9
(i)	Listing		9
(j)	Restriction on Sale of Securities		9
(k)	Reporting Requirements		9
SECTION 4. PAYMENT OF EXPENSES.			9
(a)	Expenses		9
(b)	Termination of Agreement		10
(c)	Accountable Expense Allowance		10

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SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS		10
(a)	Effectiveness of Registration Statement	10
(b)	Opinion of In-House Counsel for Company	10
(c)	Opinion of Director, Intellectual Property for Company	10
(d)	Opinion of Counsel for Company	11
(e)	Opinion of Special Counsel for Company	11
(f)	Opinion of Intellectual Property Counsel for the Company	11
(g)	Opinion of Counsel for Underwriter	11
(h)	Officers' Certificate	11
(i)	Accountant's Comfort Letter	11
(j)	Bring-down Comfort Letter	11
(k)	Approval of Listing	12
(l)	Lock-up Agreements	12
(m)	Conditions to Purchase of Option Securities	12
(n)	Additional Documents	13
(o)	Termination of Agreement	13
SECTION 6. INDEMNIFICATION.		13
(a)	Indemnification of Underwriter	13
(b)	Indemnification of Company, Directors and Officers	14
(c)	Actions against Parties; Notification	14
(d)	Settlement without Consent if Failure to Reimburse	14
SECTION 7. CONTRIBUTION		15
SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY		16
SECTION 9. TERMINATION OF AGREEMENT.		16
(a)	Termination; General	16
(b)	Liabilities	16
SECTION 10. NOTICES		16
SECTION 11. PARTIES		16
SECTION 12. GOVERNING LAW AND TIME		17
SECTION 13. EFFECT OF HEADINGS		17
SECTION 14. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS		17
SECTION 15. INVALIDITY OR UNENFORCEABILITY		17
SCHEDULES
Schedule A — List of Persons subject to Lock-up		Sch A-1
EXHIBITS
Exhibit A — Form of Opinion of Company's Counsel		A-1
Exhibit B — Form of Lock-up Letter		B-1

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VALENTIS, INC.
(a Delaware corporation)

6,130,007 Shares of Common Stock

(Par Value $.001 Per Share)

UNDERWRITING AGREEMENT

December 21, 2001

Wells Fargo Van Kasper, LLC
600 California Street
Suite 1700
San Francisco, California 94108

Ladies and Gentlemen:

    Valentis, Inc., a Delaware corporation (the "Company"), confirms its agreement with Wells Fargo Van Kasper, LLC ("Wells Fargo") with respect to the issue and sale by the Company and the purchase by Wells Fargo of 6,130,007 shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"), and with respect to the grant by the Company to Wells Fargo of the option described in Section 2(b) hereof to purchase all or any part of 919,501 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 6,130,007 shares of Common Stock (the "Initial Securities") to be purchased by Wells Fargo and all or any part of the 919,501 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

    The Company understands that Wells Fargo proposes to make a public offering of the Securities as soon as it deems advisable after this Agreement has been executed and delivered.

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No.333-70330) and Amendments No. 1 and 2 thereto covering the registration of, among other things, the Securities under the Securities Act of 1933, as amended (the "1933 Act"), in each case including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement specifically relating to the Securities (the "Prospectus Supplement") pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The registration statement, as amended to the date of this Agreement and including the exhibits thereto, schedules, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time that it became effective, is herein called the "Registration Statement." The prospectus included in the Registration Statement is herein called the "Base Prospectus." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Base Prospectus and the Prospectus Supplement, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

    All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

    SECTION 1.  Representations and Warranties.

      (a)  Representations and Warranties by the Company.  The Company represents and warrants to Wells Fargo as of the date hereof and agrees with Wells Fargo, as follows:

        (i)  Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

        At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of the date of the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by Wells Fargo expressly for use in the Registration Statement or Prospectus.

        The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Base Prospectus delivered to Wells Fargo for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (ii)  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, as of the date of the Prospectus and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (iii)  Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

        (iv)  Financial Statements.  The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiary at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiary for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except as may be set forth therein. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

        (v)  No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (and exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or operations of the Company and its subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), and (B) there have been no transactions entered into by the Company or its subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiary considered as one enterprise.

        (vi)  Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        (vii)  Good Standing of Subsidiary.  The only subsidiary of the Company is PolyMASC Pharmaceuticals plc (the "Subsidiary"). The Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of the Subsidiary.

        (viii)  Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

        (ix)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

        (x)  Authorization and Description of Securities.  The Securities have been duly authorized for issuance and sale to Wells Fargo pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms as to legal matters to the description thereof contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

        (xi)  Absence of Defaults and Conflicts.  Neither the Company nor its Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary may be bound, or to which any of the property or assets of the Company or its Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiary.

        (xii)  Absence of Labor Dispute.  No labor dispute with the employees of the Company or its Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its

    Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

        (xiii)  Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or its Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

        (xiv)  Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

        (xv)  Possession of Intellectual Property.  The Company and its Subsidiary own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and, except as disclosed in the Prospectus, neither the Company nor its Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or its Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

        (xvi)  Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

        (xvii)  Possession of Licenses and Permits.  The Company and its Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

        (xviii)  Title to Property.  The Company and its Subsidiary have good and marketable title to all real property owned by the Company and its Subsidiary and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiary; and all of the leases and subleases material to the business of the Company and its Subsidiary, considered as one enterprise, and under which the Company or its Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor its Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or its Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

        (xix)  Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        (xx)  Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) to the Company's knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its Subsidiary and (D) to the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its Subsidiary relating to Hazardous Materials or any Environmental Laws.

      (b)  Officer's Certificates.  Any certificate signed by any officer of the Company or its Subsidiary delivered to Wells Fargo or to counsel for Wells Fargo shall be deemed a representation and warranty by the Company to Wells Fargo as to the matters covered thereby.

    SECTION 2.  Sale and Delivery to Underwriter; Closing.

      (a)  Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to Wells Fargo, and Wells Fargo agrees to purchase from the Company, at $2.115 per share, the Initial Securities.

      (b)  Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to Wells Fargo to purchase up to an additional 919,501 shares of Common Stock at $2.115 per share, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by Wells Fargo to the Company setting forth the number of Option Securities as to which it is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Wells Fargo, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. Any such notice shall be given at least two business days prior to the Date of Delivery.

      (c)  Payment.  Payment of the purchase price for the Initial Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of such Initial Securities for the account of Wells Fargo, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Wells Fargo and the Company (such time and date of payment and delivery being herein called "Closing Time").

    In addition, in the event that any or all of the Option Securities are purchased by Wells Fargo, payment of the purchase price for such Option Securities shall be made in the above-mentioned manner, on each Date of Delivery as specified in the written notice from Wells Fargo to the Company.

    The issuance and delivery of the Securities shall be executed electronically on the Closing Date or on the Date of Delivery, as the case may be.

      (d)  Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as Wells Fargo may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be.

    SECTION 3.  Covenants of the Company.  The Company covenants with Wells Fargo as follows:

      (a)  Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will notify Wells Fargo immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement shall become effective or any supplement to the Prospectus, or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and, if applicable, will take such steps as it deems necessary to ascertain promptly whether the form of prospectus supplement, prospectus or term sheet transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus supplement, prospectus or term sheet, as the case may be. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b)  Filing of Amendments.  The Company will give Wells Fargo notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the Base Prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Wells Fargo with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Wells Fargo or counsel for Wells Fargo shall reasonably and timely object.

      (c)  Delivery of Registration Statements.  The Company has furnished or will deliver to Wells Fargo and counsel for Wells Fargo, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to Wells Fargo will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d)  Delivery of Prospectuses.  The Company will furnish to Wells Fargo, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as Wells Fargo may reasonably request. The Prospectus and any amendments or supplements thereto furnished to Wells Fargo will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e)  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Wells Fargo or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Wells Fargo such number of copies of such amendment or supplement as Wells Fargo may reasonably request.

      (f)  Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with Wells Fargo, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Wells Fargo may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g)  Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act; provided, however, that to the extent such earnings statement is publicly available via EDGAR, such earnings statement shall be deemed to have been made generally available.

      (h)  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (i)  Listing.  The Company will use its best efforts to effect and maintain the listing of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities listed on the Nasdaq National Market.

      (j)  Restriction on Sale of Securities.  During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Wells Fargo, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) any shares of Common Stock issued as dividends on the Company's Series A Preferred Stock pursuant to the Certificate of Designations of the Series A Convertible Redeemable Preferred Stock.

      (k)  Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

    SECTION 4.  Payment of Expenses.

      (a)  Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to Wells Fargo of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to Wells Fargo, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to Wells Fargo, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for Wells Fargo in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to Wells Fargo of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to Wells Fargo of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to Wells Fargo in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

      (b)  Termination of Agreement.  If this Agreement is terminated by Wells Fargo in accordance with the provisions of Section 5(o) or Section 9(a)(i) hereof, the Company shall reimburse Wells Fargo for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Wells Fargo reasonably incurred by Wells Fargo in connection with this Agreement or the offering contemplated hereunder.

      (c)  Accountable Expense Allowance.  At Closing Time and at any Date of Delivery, the Company shall pay to Wells Fargo as an accountable expense allowance up to 1% of the aggregate price to public of the Securities purchased by Wells Fargo on such date.

    SECTION 5.  Conditions of Underwriter's Obligations.  The obligations of Wells Fargo hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or its Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

      (a)  Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective not later than 5:30P.M. on the date hereof and at Closing Time (and, if any Option Securities are purchased, at the relevant Date of Delivery) no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to Wells Fargo. If required by the 1933 Act or the 1933 Act Regulations, the Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

      (b)  Opinion of In-House Counsel for Company.  At Closing Time, Wells Fargo shall have received the favorable opinion, dated as of Closing Time, of Margaret M. Snowden, in-house counsel for the Company, in form and substance satisfactory to counsel for Wells Fargo, to the effect as counsel to Wells Fargo may reasonably request.

      (c)  Opinion of Director, Intellectual Property for Company.  At Closing Time, Wells Fargo shall have received the favorable opinion, dated as of Closing Time, of Marilyn M. Huston, Director, Intellectual Property, for the Company, in form and substance satisfactory to counsel for Wells Fargo, to such effect as counsel to Wells Fargo may reasonably request.

      (d)  Opinion of Counsel for Company.  At Closing Time, Wells Fargo shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for Wells Fargo, to the effect set forth in Exhibit A hereto and to such further effect as counsel to Wells Fargo may reasonably request.

      (e)  Opinion of Special Counsel for Company.  At Closing Time, Wells Fargo shall have received the favorable opinion, dated as of Closing Time, of Withers Solicitors, special counsel for the Company, in form and substance satisfactory to counsel for Wells Fargo, to such effect as counsel to Wells Fargo may reasonably request.

      (f)  Opinion of Intellectual Property Counsel for the Company.  At Closing Time, Wells Fargo shall have received the favorable opinion, dated as of Closing Time, of McDonnell, Boehnen, Hulbert & Berghoff, Ltd.; Bozicevic, Field & Francis LLP; Lyon & Lyon LLP; Nixon & Vanderhye p.c.; Townsend and Townsend and Crew LLP; and Seed Intellectual Property Law Group PLLC, intellectual property counsel for the Company, in form and substance satisfactory to counsel for Wells Fargo, to such effect as counsel to Wells Fargo may reasonably request.

      (g)  Opinion of Counsel for Underwriter.  At Closing Time, Wells Fargo shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood llp, counsel for Wells Fargo, with respect to the matters set forth in clauses (i), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, and (xiv) (solely as to the information in the Prospectus under "Description of Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to Wells Fargo. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiary and certificates of public officials.

      (h)  Officers' Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or operations of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and Wells Fargo shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

      (i)  Accountant's Comfort Letter.  At the time of the execution of this Agreement, Wells Fargo shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to Wells Fargo, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (j)  Bring-down Comfort Letter.  At Closing Time, Wells Fargo shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (k)  Approval of Listing.  At Closing Time, the Securities shall have been duly listed for quotation in the Nasdaq National Market, subject only to official notice of issuance.

      (l)  Lock-up Agreements.  At the date of this Agreement, Wells Fargo shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule A hereto.

      (m)  Conditions to Purchase of Option Securities.  In the event that Wells Fargo exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or its Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, Wells Fargo shall have received:

        (i)  Officers' Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

        (ii)  Opinion of In-House Counsel for Company.  The favorable opinion of Margaret M. Snowden, counsel for the Company, in form and substance satisfactory to counsel for Wells Fargo, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

        (iii)  Opinion of Director, Intellectual Property for Company.  The favorable opinion of Marilyn M. Huston, Director, Intellectual Property for the Company, in form and substance satisfactory to counsel for Wells Fargo, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

        (iv)  Opinion of Counsel for Company.  The favorable opinion of Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for Wells Fargo, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

        (v)  Opinion of Special Counsel for Company.  The favorable opinion of Withers Solicitors, special counsel for the Company, in form and substance satisfactory to counsel for Wells Fargo, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

        (vi)  Opinion of Intellectual Property Counsel for the Company.  The favorable opinion of McDonnell, Boehnen, Hulbert & Berghoff, Ltd.; Bozicevic, Field & Francis LLP; Lyon & Lyon; Nixon & Vanderhye p.c.; Townsend and Townsend and Crew; and Seed Intellectual Property Law Group PLLC, intellectual property counsel for the Company, in form and substance satisfactory to counsel for Wells Fargo, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

        (vii)  Opinion of Counsel for Underwriter.  The favorable opinion of Sidley Austin Brown & Wood llp, counsel for Wells Fargo, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

        (viii)  Bring-down Comfort Letter.  A letter from Ernst & Young LLP, in form and substance satisfactory to Wells Fargo and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to Wells Fargo pursuant to Section 5(j) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (n)  Additional Documents.  At Closing Time and at each Date of Delivery, counsel for Wells Fargo shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to Wells Fargo and counsel for Wells Fargo.

      (o)  Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled (through no fault or failure of Wells Fargo) when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of Wells Fargo to purchase the relevant Option Securities, may be terminated by Wells Fargo by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

    SECTION 6.  Indemnification.

      (a)  Indemnification of Underwriter.  The Company agrees to indemnify and hold harmless Wells Fargo and each person, if any, who controls Wells Fargo within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

        (i)  against any and all loss, liability, claim, damage and expense whatsoever, as reasonably incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (ii) against any and all loss, liability, claim, damage and expense whatsoever, as reasonably incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

        (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wells Fargo), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Wells Fargo expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (b)  Indemnification of Company, Directors and Officers.  Wells Fargo agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection(a) of this Section, as reasonably incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Wells Fargo expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c)  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Wells Fargo, and shall be reasonably satisfactory to the Company, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, and shall be reasonably satisfactory to Wells Fargo. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d)  Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

    SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Wells Fargo on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Wells Fargo on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

    The relative benefits received by the Company on the one hand and Wells Fargo on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount and commissions received by Wells Fargo, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

    The relative fault of the Company on the one hand and Wells Fargo on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Wells Fargo and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and Wells Fargo agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

    Notwithstanding the provisions of this Section 7, Wells Fargo shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Wells Fargo has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    For purposes of this Section 7, each person, if any, who controls Wells Fargo within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Wells Fargo, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

    The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party in law or in equity.

    SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Wells Fargo or a controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Wells Fargo.

    SECTION 9.  Termination of Agreement.

      (a)  Termination; General.  Wells Fargo may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or operations of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Wells Fargo, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b)  Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

    SECTION 10.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Wells Fargo shall be directed to Wells Fargo Van Kasper, LLC, 600 California Street, Suite 1700, San Francisco, California 94104, attention of Harold M. Gerber; and notices to the Company shall be directed to it at 863A Mitten Road, Burlingame, California 94010, attention of Benjamin F. McGraw, with a copy to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, attention Alan C. Mendelson.

    SECTION 11.  Parties.  This Agreement shall each inure to the benefit of and be binding upon Wells Fargo and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Wells Fargo and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Wells Fargo and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Wells Fargo shall be deemed to be a successor by reason merely of such purchase.

    SECTION 12.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

    SECTION 13.  Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

    SECTION 14.  Entire Agreement; Amendments and Waivers.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporary oral agreement, understandings and negotiations with respect to the subject matter hereof. This Agreement may be modified or waived, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and Wells Fargo.

    SECTION 15.  Invalidity or Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision of hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Wells Fargo and the Company in accordance with its terms.

Very truly yours,
VALENTIS, INC.
By:	/s/ BENJAMIN MCGRAW Name: Benjamin McGraw Title: President Chief Executive Officer and Chairman
CONFIRMED AND ACCEPTED, as of the date first above written:
WELLS FARGO VAN KASPER, LLC
By:	/s/ HAROLD GERBER, M.D. Name: Harold Gerber, M.D. Title: Managing Director

SCHEDULE A

List of persons and entities
subject to lock-up

 1. Benjamin F. McGraw, III, Pharm.D.

 2. Arthur M. Pappas

 3. Patrick G. Enright

 4. Alan C. Mendelson

 5. Raju Kucherlapati, Ph.D.

 6. Bert W. O'Malley, M.D.

 7. Mark McDade

 8. Bennet L. Weintraub

 9. J. Tyler Martin, Sr., M.D.

10. Alain Rolland, Pharm.D., Ph.D.

11. Margaret M. Snowden

Sch A–1

Exhibit A

FORM OF OPINION OF COMPANY'S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(d)

    (i)  The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Based on certificates from public officials, we confirm that the Company is qualified to do business in the following States: California, Texas, Washington, Pennsylvania and Colorado.

    (ii) The Securities to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the charter or bylaws of the Company.

    (iii) The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

    (iv) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act; the filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424 and 430A under the act; and, to the best of our knowledge, based solely on a telephonic confirmation by a member of the staff of the Commission on            , no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings therefor have been instituted by the Commission.

    (v) The Registration Statement, as of the date is was declared effective, and the Prospectus, as of the date of the Prospectus Supplement, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; it being understood, however, that we express no opinion with respect to the financial statements, schedules, other financial data, or exhibits included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

    (vi) Each of the documents incorporated in the Prospectus by reference (the "Incorporated Documents"), as of its respective filing date complied as to form in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q, and 8-A, as the case may be, under the 1934 Act and the rules and regulations thereunder; it being understood, however, that we express no opinion with respect to financial statements, schedules, other financial data, or exhibits included in, incorporated by reference in, or omitted from such reports. In passing upon the compliance as to form of the Incorporated Documents, we have assumed that the statements made therein are correct and complete.

    (vii) Based solely on a certificate from an officer of the Company,, the Company is not subject to any pending or threatened in writing litigation other than as set forth in the Prospectus.

    (viii) The statements in the Prospectus under the caption "Description of Common Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, are accurate descriptions or summaries in all material respects.

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    (ix) The execution and delivery of the Underwriting Agreement and the issuance and sale of the Securities by the Company pursuant to the Underwriting Agreement on the date hereof do not:

      (i)  violate the Company's charter or bylaws; or

      (ii) result in the breach of or default under any of the agreements identified to us by an officer of the Company as material to the Company listed on attached as Exhibit A attached hereto (the "Material Agreements"); or

      (iii) violate any federal, California or New York statute, rule or regulation applicable to the Company; or

      (iv) require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any federal or New York statute, rule or regulation applicable to the Company, except such as have been obtained under the 1933 Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

No opinion is expressed in this paragraph as to the application of Section 548 of the Federal Bankruptcy Code and comparable provisions of state law, or under other laws customarily excluded from such opinions, including federal securities laws (certain aspects of which are expressly addressed elsewhere herein), state securities laws, antifraud laws, antitrust or trade regulation laws or ERISA or similar laws.

    (x) The Company is not an "investment company" within the meaning of the 1940 Act.

    In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and the Incorporated Documents and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus or the Incorporated Documents and the and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, or the Incorporated Documents, as of the dates of their respective filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, other financial data, or exhibits included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

    In rendering the opinions in paragraph (ix) above insofar as they require interpretation of the Material Agreements, (i) we have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of California without giving effect to any choice of law principles contained therein or any choice of law principles that would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, (iii) we express no opinion with respect to the effect of any action or inaction by the Company under the Material Agreements that may result in a breach or default under any Material Agreement, and (iv) we express no opinion with respect to any matters which require us to perform a mathematical calculation or make a financial or accounting determination. We advise you that certain of the Material Agreements may be governed by

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other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

    In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the internal laws of the State of New York, or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of   •  , special counsel to the Company (which opinion shall be dated and furnished to Wells Fargo at the Closing Time, shall be satisfactory in form and substance to counsel for Wells Fargo), (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Exhibit B

December  •  , 2001

Wells Fargo Van Kasper, LLC
600 California Street
Suite 1700
San Francisco, California 94104

    Re: Proposed Public Offering by Valentis, Inc.

Dear Sirs:

    The undersigned, a stockholder [and an officer and/or director] of Valentis, Inc., a Delaware corporation (the "Company"), understands that Wells Fargo Van Kasper, LLC ("Wells Fargo") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Wells Fargo that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, other than as a bona fide gift or bona fide gifts, provided, however, that the recipient of such bona fide gift or bona fide gifts shall execute a copy of and be bound by the terms of this agreement, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

    In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

    The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, this agreement shall terminate and be of no further force or effect, and the undersigned shall be released from all obligations under this agreement.

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    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

Very truly yours,
Signature:
Print Name:
Accepted as of the date first set forth above:
WELLS FARGO VAN KASPER, LLC
By:	Authorized Signatory

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QuickLinks

  Exhibit 1.1
TABLE OF CONTENTS
UNDERWRITING AGREEMENT
SCHEDULE A
  Exhibit A
FORM OF OPINION OF COMPANY'S COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(d)
  Exhibit B